Exhibit 99.d(1)(j)

AMENDMENT NO. 9

TO THE

AMENDED AND RESTATED MASTER INVESTMENT ADVISORY AGREEMENT

This Amendment dated as of September 11, 2024 amends the Amended and Restated Master Investment Advisory Agreement (the “Agreement”), dated July 1, 2020, between AIM International Mutual Funds (Invesco International Mutual Funds), a Delaware statutory trust, and Invesco Advisers, Inc., a Delaware corporation.

W I T N E S S E T H:

WHEREAS, the Trust desires to amend the Agreement to reduce the contractual advisory fee schedule for Invesco EQV Asia Pacific Equity Fund, effective February 21, 2025.

NOW, THEREFORE, the parties agree that;

1.	Appendix A and Appendix B to the Agreement are hereby deleted in their entirety and replaced with the following:

" APPENDIX A

FUNDS AND EFFECTIVE DATES

Name of Fund	Effective Date of Advisory Agreement

Invesco Advantage International Fund	May 24, 2019

Invesco EQV Asia Pacific Equity Fund	November 25, 2003

Invesco EQV European Equity Fund	November 25, 2003

Invesco Global Focus Fund	May 24, 2019

Invesco Global Fund	May 24, 2019

Invesco Global Opportunities Fund	May 24, 2019

Invesco EQV International Equity Fund	November 25, 2003

Invesco International Small-Mid Company Fund	May 24, 2019

Invesco MSCI World SRI Index Fund	June 30, 2016

Invesco Oppenheimer International Growth Fund	May 24, 2019

APPENDIX B

COMPENSATION TO THE ADVISOR

The Trust shall pay the Adviser, out of the assets of each Fund, as full compensation for all services rendered, an advisory fee for such Funds as set forth below. Such fee shall be calculated by applying the following annual rates to the average daily net assets of such Funds for the calendar year computed in the manner used for the determination of the net asset value of shares of such Funds.

Invesco Advantage International Fund

Net Assets	Annual Rate
First $500 million	0.49%
Next $500 million	0.47%
Next $4 billion	0.44%
Over $5 billion	0.42%

Invesco EQV Asia Pacific Equity Fund

Net Assets	Annual Rate
First $1 billion	0.87%
Next $1 billion	0.82%
Next $49 billion	0.77%
Over $51 billion	0.76%

Invesco EQV European Equity Fund

Net Assets	Annual Rate
First $250 million	0.935%
Next $250 million	0.91%
Next $500 million	0.885%
Next $1.5 billion	0.86%
Next $2.5 billion	0.835%
Next $2.5 billion	0.81%
Next $2.5 billion	0.785%
Over $10 billion	0.76%

Invesco EQV International Equity Fund

Net Assets	Annual Rate
First $250 million	0.85%
Next $250 million	0.825%
Next $500 million	0.785%
Next $1.5 billion	0.76%
Next $2.5 billion	0.72%
Over $5 billion	0.69%

Invesco Global Focus Fund*

Net Assets	Annual Rate
First $500 million	0.80%
Next $500 million	0.75%
Over $1 billion	0.72%

* The advisory fee payable by the Fund shall be reduced by any amounts paid by such Fund under the Administrative Services Agreement between such Fund and Invesco Advisers, Inc.

Invesco Global Fund*

Net Assets	Annual Rate
First $250 million	0.80%
Next $250 million	0.77%
Next $500 million	0.75%
Next $1 billion	0.69%
Next $1.5 billion	0.67%
Next $2.5 billion	0.65%
Next $2.5 billion	0.63%
Next $2.5 billion	0.60%
Next $4 billion	0.58%
Next $8 billion	0.56%
Over $23 billion	0.54%

Invesco Global Opportunities Fund*

Net Assets	Annual Rate
First $250 million	0.80%
Next $250 million	0.77%
Next $500 million	0.75%
Next $1 billion	0.69%
Next $1.5 billion	0.67%
Next $2.5 billion	0.65%
Next $4 billion	0.63%
Over $10 billion	0.61%

Invesco International Small-Mid Company Fund*

Net Assets	Annual Rate
First $500 million	1.00%
Next $500 million	0.95%
Next $4 billion	0.92%
Next $5 billion	0.90%
Next $10 billion	0.88%
Over $20 billion	0.87%

Invesco MSCI World SRI Index Fund

Net Assets	Annual Rate
First $2 billion	0.14%
Over $2 billion	0.12%

Invesco Oppenheimer International Growth Fund*

Net Assets	Annual Rate
First $250 million	0.80%
Next $250 million	0.77%
Next $500 million	0.75%
Next $1 billion	0.69%
Next $3 billion	0.67%
Next $5 billion	0.65%
Next $10 billion	0.63%
Next $10 billion	0.61%
Over $30 billion	0.59%

2.	In all other respects, the Agreement is hereby confirmed and remains in full force and effect.

* The advisory fee payable by the Fund shall be reduced by any amounts paid by such Fund under the Administrative Services Agreement between such Fund and Invesco Advisers, Inc.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers on the date first written above.

AIM INTERNATIONAL MUTUAL FUNDS (INVESCO INTERNATIONAL MUTUAL FUNDS)

By:	/s/ Melanie Ringold
Name: Melanie Ringold
Title: Chief Legal Officer, Senior Vice President & Secretary

INVESCO ADVISERS, INC.

By:	/s/ Glenn Brightman
Name: Glenn Brightman
Title: Senior Vice President